PRODUCT SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For Review Notes	Registration Statement No. 333-200365
(To Prospectus dated November 19, 2014)

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Review Notes
Linked to an Index or Indices

We, Morgan Stanley, may offer from time to time review notes that are linked to an index or indices.  The specific terms of any such review notes that we offer, including the name of the underlying index or indices, will be included in a pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement for review notes, any accompanying index supplement or the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  In this product supplement for review notes, we refer to the review notes as the notes.  The notes will have the following general terms:

•      The notes do not guarantee any return of principal at maturity.

•      Based upon the change in the value of the underlying index or indices, the notes may pay an amount in cash that may be more or less than the principal amount of each note prior to or at maturity, respectively.

•     The notes will be unsubordinated unsecured obligations of ours. All payments under the notes are subject to our credit risk.

•      The notes will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the notes, including any changes to the terms specified in this product supplement.  See “Description of Review Notes” on page  S-18.

 Investing in the notes involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, our wholly-owned subsidiary, has agreed, and we expect other agents will agree, to use reasonable efforts to solicit offers to purchase these securities as our agent.  Each agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  Each agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

November 19, 2014

For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the notes, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

None of this product supplement, any accompanying index supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below) as implemented in member states of the European Economic Area.  This product supplement, any accompanying index supplement and the accompanying prospectus have been prepared on the basis that all offers of the notes described herein made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the notes.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of notes to the public has been made or will be made in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such notes may be made to the public in that Relevant Member State at any time:

(1)      to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)      to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent, underwriter or dealer nominated by us for any such offer; or

(3)      in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (1) to (3) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The communication of this product supplement, any accompanying index supplement or the accompanying prospectus or any other documents or materials relating to the issue of the notes is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 49(2)(A) to (D) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”).  In the United Kingdom the notes are only available to, and any investment or investment activity to which this product supplement, any accompanying index supplement or the accompanying prospectus relates will be engaged in only with, relevant persons.  Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement or the accompanying prospectus or any of its or their contents.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”).  The notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

 None of the notes have been offered or sold or will be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance.  No person has issued or may issue or had or may have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, as amended (the “SFA”), by the Monetary Authority of Singapore and the notes will be offered pursuant to exemptions under the SFA.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.  Where notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an Institutional Investor or to a Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)  where no consideration is or will be given for the transfer;

(3)  where the transfer is by operation of law; or

(4) pursuant to Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

The notes may not be offered or sold, directly or indirectly, in or from Switzerland except in circumstances that will not result in the offer of the notes being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”). None of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to the notes constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO or a listing prospectus pursuant to the listing rules of SIX Swiss Exchange, and none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. The notes are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme. Therefore, investors do no benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.

TABLE OF CONTENTS

	Page		Page
Product Supplement		Prospectus

Summary	S-6	Summary	1
Estimated Value and Secondary Market Prices of the Review Notes	S-12	Risk Factors	5
Risk Factors	S-13	Where You Can Find More Information	9
Description of Review Notes	S-18	Consolidated Ratios of Earnings to Fixed Charges and Earnings
Use of Proceeds and Hedging	S-29	to Fixed Charges and Preferred Stock Dividends	11
Review Notes Offered on a Global Basis	S-29	Morgan Stanley	12
Benefit Plan Investor Considerations	S-29	Use of Proceeds	13
United States Federal Taxation	S-32	Description of Debt Securities	13
Plan of Distribution (Conflicts of Interest)	S-38	Description of Units	38
		Description of Warrants	43
		Description of Purchase Contracts	45
		Description of Capital Stock	47
		Forms of Securities	57
		Securities Offered on a Global Basis Through the Depositary	60
		United States Federal Taxation	64
		Plan of Distribution (Conflicts of Interest)	69
		Legal Matters	71
		Experts	71
		Benefit Plan Investor Considerations	71

You should rely only on the information contained or incorporated by reference in this product supplement, any accompanying index supplement, the prospectus and any applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this product supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the review notes linked to an index or indices that we, Morgan Stanley, may offer from time to time, in general terms only.  You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of review notes.  Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus.  For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these notes primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.  The notes we offer under this product supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

Review Notes

Payment on the review notes
Either (i) we will accelerate the notes if the value of the underlying index is greater than or equal to the applicable call level on any specified review date, and pay to you in cash the principal amount of your notes plus a call premium or (ii) if the notes have not been called, we will pay to you at maturity an amount equal to or less than the principal amount of your notes.  Any payment on the notes is subject to the credit risk of Morgan Stanley.

The payment on the notes will be determined as follows:

Review Notes Linked to a Single Index

Payment upon our automatic call
•       If the index closing level of the underlying index on any review date is greater than or equal to the call level for that review date specified in the applicable pricing supplement, the notes will be automatically called for a cash payment, which, for every $1,000 principal amount, will be determined as follows:

where,

call premium	=
the respective percentage of the $1,000 principal amount of notes specified for that review date in the applicable pricing supplement, which will be paid on the notes upon the automatic call of the notes;

call level	=	the minimum index closing level of the underlying index specified for that review date, which triggers an automatic call of the notes and payment of the applicable call premium;

review dates	=
the dates specified in the applicable pricing supplement,  subject to postponement in the event of certain market disruption events as described under “Description of Review Notes—Review Notes Linked to a Single Index—Payment Pursuant to Our Automatic Call;” and

index closing level	=
the closing level of the underlying index (or any successor index) at the regular weekday close of trading on that index business day.  In certain circumstances, the index closing level will be based on the alternate calculation of the underlying index described under “Description of Review Notes—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

Payment at maturity
•      For notes without a buffer, if the notes are not called prior to maturity, you will lose 1% of the principal amount of your notes for every 1% that the underlying index declines below the initial index level as of the final review date.  Under these circumstances, your payment at maturity per $1,000 principal amount will be determined as follows:

In this scenario where the notes have not been called, the index return will be negative and the payment at maturity will be less than the $1,000 principal amount.  Accordingly, you will lose some or all of your investment at maturity.

•       For notes with a buffer, if the notes are not called prior to maturity, your principal is protected against a decline in the underlying index up to the buffer amount.  If the underlying index’s ending index level declines from the initial index level and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

However, if the underlying index’s ending index level declines from the initial index level by more than the buffer amount, for every 1% decline of the underlying index below the buffer amount, you will lose an amount greater than 1% of the principal amount of your notes.  Under these circumstances, your payment at maturity per $1,000 principal amount will be determined as follows:

In this scenario where the notes have not been called, the sum of the index return and the buffer amount will be negative and the payment at maturity will be less than the $1,000 principal amount.  Accordingly, you will lose some or all of your investment at maturity.

For purposes of calculating the payment at maturity, the following additional definitions will apply:

buffer amount	=	the percentage decline from the initial index level to which the ending index level may decline before you will lose any part of your principal amount;

downside factor	=	the factor specified in the applicable pricing supplement by which any percentage decline in the underlying index below the buffer amount is multiplied;

index return	=	ending index level – initial index level initial index level	;

initial index level	=	the index closing level of the underlying index on the index setting date, or such other date or dates as specified in the applicable pricing supplement;

ending index level	=	the index closing level of the underlying index on the final review date or such other date as specified in the applicable pricing supplement; and

index setting date	=	the pricing date, unless otherwise specified in the applicable pricing supplement, subject to postponement in certain circumstances as described in the more detailed definition of “index setting date” under “Description of Review Notes—General Terms of the Notes—Definitions.”

Review Notes Linked to the Lesser Performing Index

Payment upon our automatic call
•       If the index closing levels of all underlying indices on any review date are greater than or equal to their respective call levels for that review date specified in the applicable pricing supplement, the notes will be automatically called for a cash payment, which, for every $1,000 principal amount, will be determined as follows:

where,

call level	=
the respective minimum index closing level for each underlying index specified for that review date, which, when met or exceeded by all underlying indices, triggers an automatic call and payment of the applicable call premium;

review dates	=
the dates specified in the applicable pricing supplement,  subject to postponement in the event of certain market disruption events as described under “Description of Review Notes—Review Notes Linked to the Lesser Performing Index—Payment Pursuant to Our Automatic Call;”

lesser performing index	=	the index with the lesser index return, which may be negative, of the applicable group of indices on the final review date;

lesser index return	=	the lowest index return, which may be negative, of any index in the applicable group of indices;

and where,

“call premium,” “index closing level,” “index return,” “initial index level,” “ending index level,” and “index setting date” are as defined above in “—Review Notes Linked to a Single Index.”

Payment at maturity
•       For notes without a buffer, if the notes are not called prior to maturity, you will lose 1% of the principal amount of your notes for every 1% that the lesser performing index declines below its initial index level as of the final review date.  Under these circumstances, your payment at maturity per $1,000 principal amount will be determined as follows:

In this scenario where the notes have not been called, the lesser index return will be negative and the payment at maturity will be less than the $1,000 principal amount.  Accordingly, you will lose some or all of your investment at maturity.

•       For notes with a buffer, if the notes are not called prior to maturity, your principal is protected against a decline in the lesser performing index up to the buffer amount.  If the lesser performing index’s ending index level declines from its initial index level and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

However, if the lesser performing index’s ending index level declines from its initial index level by more than the buffer amount, for every 1% that the lesser performing index declines below the buffer amount, you will lose an amount greater than 1% of the principal amount of your notes.  Under these circumstances, your payment at maturity per $1,000 principal amount will be determined as follows:

In this scenario where the notes have not been called, the sum of the lesser index return and the buffer amount will be negative and the payment at maturity will be less than the $1,000 principal amount.  Accordingly, you will lose some or all of your investment at maturity.

The definitions for “buffer amount” and “downside factor” are as specified above in “—Review Notes Linked to a Single Index.”

Issue price of the notes includes commissions and projected profit
The issue price of the notes, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the notes and the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes.  See “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Postponement of maturity date
If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day immediately following the scheduled maturity date.

If the scheduled final review date is postponed due to a market disruption event or otherwise, and it falls less than three scheduled trading days prior to the scheduled maturity date, the maturity date of the notes will be postponed until the third scheduled trading day following that final review date as postponed.

Other terms of the notes	• The notes will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.
• The notes may be issued at a discount to their principal amount.
• You will not have the right to present the notes to us for repayment prior to maturity, unless the applicable pricing supplement provides otherwise.
• We may from time to time, without your consent, create and issue additional notes with the same terms as the notes previously issued so that they may be combined with the earlier issuance.
• The notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.
MS & Co. will be the calculation agent
We have appointed our affiliate Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as calculation agent for us with respect to the review notes.  As calculation agent, MS & Co. will determine the initial index level, the index closing level on each review date, whether the automatic call feature has triggered a mandatory redemption, the ending index level, the index return and the payment at maturity, if any, and whether a market disruption event has occurred. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing level in the event of a discontinuance of any underlying index. These potentially subjective determinations may affect the payout to you at maturity, if any. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; conflicts of interest
The agent for the offering of the notes is expected to be MS & Co., our wholly-owned subsidiary, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.  See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

Forms of notes
The review notes will be issued in fully registered form and will be represented by a global note registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form.  We will not issue book-entry notes as certificated notes except under the circumstances described in “Forms of Securities—

The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.
Where you can find more information on the notes
Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of our call right.  You should read the “Description of Review Notes” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the notes.  You should also read about some of the risks involved in investing in the notes in the section of this product supplement called “Risk Factors.”

We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the notes.

How to reach us
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

ESTIMATED VALUE AND SECONDARY MARKET PRICES OF THE REVIEW NOTES

Morgan Stanley’s Estimated Value of the Notes

Unless otherwise specified in the applicable pricing supplement, the original issue price for each offering of notes will include costs associated with issuing, selling, structuring and hedging the notes, which will be borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than the original issue price.  Our estimate of the value of the notes as determined on the pricing date will be set forth on the cover of the applicable pricing supplement.

Determining the Estimated Value of the Notes

Unless otherwise specified in the applicable pricing supplement, in valuing the notes on the pricing date, we will take into account that the notes comprise both a debt component and a performance-based component linked to the underlying index or indices.  The estimated value of the notes will be determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index or indices, instruments based on the underlying index or indices (or the component securities), volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

Determining the Economic Terms of the Notes

Unless otherwise specified in the applicable pricing supplement, in determining the economic terms for each offering of notes, such as the call premium or any other economic terms, we will use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms for such offering of notes would be more favorable to you.

The Relationship Between the Estimated Value on the Pricing Date and the Secondary Market Price of the Notes

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying index or indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, unless otherwise specified in the applicable pricing supplement, because the costs associated with issuing, selling, structuring and hedging the notes will not be fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying index or indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

For additional information on the estimated value and the secondary market prices of the notes, see “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices” and “—The estimated value of the notes, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price” below.

RISK FACTORS

The review notes are not secured debt, are riskier than ordinary debt securities and will not pay interest unless otherwise specified in the applicable pricing supplement.  The payment you receive at maturity is linked to the performance of the underlying index or indices.  Investing in the notes, however, is not equivalent to investing directly in the underlying index or indices.  This section describes the most significant risks related to the notes.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

The notes will not pay interest or guarantee the return of your investment

The terms of the notes differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the notes at maturity and will not pay you interest on the notes.  For notes without a buffer, if the notes are not called prior to maturity, you will lose some or all of your investment at maturity.  For notes with a buffer, if the notes are not called prior to maturity, you will lose some or all of your investment at maturity if the ending index level of any underlying index declines from its initial index level by more than the buffer amount.  The applicable pricing supplement will specify whether the notes have a buffer.

The appreciation potential of the notes is limited, and the notes are subject to an automatic early call

Your investment in the notes will result in a gain if the index closing level of the underlying index or indices on any of the review dates is greater than or equal to each of the applicable call levels specified in the applicable pricing supplement, which will trigger an automatic call of the notes and the payment of the principal amount of the notes plus the applicable call premium.  This gain will be limited to the call premium applicable to the review date on which the notes are called, regardless of the appreciation of the underlying index or indices, which may be greater than the applicable call premium.  In addition, the automatic call feature of the notes may shorten the term of your investment.

If the notes are linked to the lesser performing index, the return on the notes will be determined by reference to the index with the lowest return of the applicable group of indices

For notes linked to the lesser performing index, your return on the notes will be limited by the underlying index with the lowest return of the applicable group of indices, and the index closing level of all indices in the applicable group of indices must be equal to or greater than the applicable call level specified for each such index in the applicable pricing supplement on a review date in order for the investor to receive a return above the principal amount of the notes.  Consequently, the notes will not be called and may return substantially less than the principal amount of your investment even if the index closing levels of the indices other than the underlying index that is below its call level on any review date are equal to or greater than their applicable call levels.

Investing in the notes is not equivalent to investing in the underlying index or indices, or their component stocks

Investing in the notes is not equivalent to investing in the underlying index or indices or their component stocks.  The payment you receive at or prior to maturity on the notes will be based on the index closing level of the underlying index or indices on the specified review dates.  In addition, the index closing level on any day reflects the prices of the component common stocks of the underlying index but does not take into consideration the value of dividends paid on those stocks.  As an investor in the notes, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the underlying index or indices.

The notes may not be listed on any securities exchange and secondary trading may be limited

Unless we specify otherwise in the applicable pricing supplement, the notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  Our affiliate, MS & Co., may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time.  When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes.  Accordingly, you should be willing to hold your notes to maturity.

The market price of the notes will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including:

•	the value of the underlying index or indices at any time, including on the specified review dates;

•	the volatility (frequency and magnitude of changes in value) of the underlying index or indices;

•	interest and yield rates in the market;

•	the dividend rate on the component stocks of the underlying index or indices that your notes are linked to;

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the component stocks of the underlying index or indices or stock markets generally and that may affect the index closing level of the underlying index or indices on any day;

•	the time remaining until the maturity of the notes; and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.  Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above.  For example, you may have to sell your notes at a substantial discount from the principal amount if, at the time of sale, the underlying index or indices are at, below or not sufficiently above the call level or if market interest rates rise.

The notes are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the notes

You are dependent on Morgan Stanley’s ability to pay all amounts due on the notes at maturity, and, therefore, you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the notes, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the notes.

The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying index or indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the notes, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes.  In addition, the estimated value on the pricing date will not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time.  The value of your notes at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price of the notes will be influenced by many unpredictable factors” above.

Adjustments to the underlying index or indices could adversely affect the value of the notes

The index publishers are responsible for calculating and maintaining the underlying index or indices.  The index publishers can add, delete or substitute the stocks constituting an underlying index or make other methodological changes that could change the value of that underlying index.  Any of these actions could adversely affect the value of the notes.  The index publishers have no obligation to consider your interests in calculating or revising an underlying index.

The index publishers may discontinue or suspend calculation or publication of an underlying index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index.  MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payment on the notes will be an amount based on the closing prices of the stocks constituting the discontinued underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to discontinuance of such underlying index.

There are risks associated with investments in securities linked to the value of an index comprising foreign equity securities

Investments in securities linked to the value of indices of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Notes linked to certain indices are subject to currency exchange risk

For certain indices, the prices of the component securities are converted into U.S. dollars for purposes of calculating the index value.  Holders of notes linked to such indices will be exposed to currency exchange rate risk with respect to each of the currencies represented in the relevant indices.  An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index.  If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the relevant index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index and the United States and other countries important to international trade and finance.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes

As calculation agent, MS & Co. will determine the initial index level, the index closing level on each review date, the ending index level and the index return of the underlying index or indices, whether the automatic call feature has triggered a mandatory redemption, the payment at maturity, if any, and whether a market disruption event has occurred.  Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing level in the event of a discontinuance of any underlying index.  These potentially subjective determinations may affect the payout to you at maturity, if any.  See the sections of this product supplement called “Description of Review Notes—General Terms of the Notes—Definitions” and “Description of Review Notes—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the underlying index or indices

One or more of our subsidiaries and/or third party dealers will carry out hedging activities related to the notes (and possibly to other instruments linked to the underlying index or indices or its component stocks), including trading in the stocks that constitute the underlying index or indices as well as in other instruments related to the underlying index or indices or its component stocks.  Some of our subsidiaries also trade the stocks that constitute the underlying index or indices and other financial instruments related to the underlying index or indices and the component stocks on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the index setting date could potentially affect the initial index level of the underlying index or indices, and, as a result, could increase the value at or above which such underlying index or indices must close on the final review date (if the notes are not called prior to maturity) so that you do not suffer a loss on your initial investment in the notes.  Additionally, such hedging or trading activities during the term of the notes, including on the review dates, could adversely affect the value of the underlying index or indices on the review dates, and, accordingly, the amount of cash you will receive prior to or at maturity, if any.

The U.S. federal income tax consequences of an investment in the notes are uncertain

Except as otherwise provided in the applicable pricing supplement, under current law, each note should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  However, the U.S. federal income tax consequences of an investment in the notes are uncertain.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the notes, the timing and character of income or loss on the notes might differ significantly from the tax treatment described in this product supplement.  We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in the section entitled “United States Federal Taxation” in this product supplement.

For notes linked to an equity interest in one of a specified list of entities, there is a substantial risk that an investment in the notes will be treated as a “constructive ownership transaction.”  If this treatment applies, all or a portion of any long-term capital gain recognized by a U.S. investor in respect of the notes could be recharacterized as ordinary income (in which case an interest charge would be imposed).  U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in this product supplement.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Please read carefully the section of this product supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the notes.  Both U.S. and non-U.S. investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the notes, including possible alternative treatments, the issues presented by the notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF REVIEW NOTES

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus.  This section supplements that description.  The pricing supplement will specify the particular terms for each issuance of notes, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the accompanying prospectus.  References in this product supplement to a note shall refer to the principal amount specified as the denomination for that issuance of notes in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)
•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

General Terms of the Notes

We will issue the notes as part of our Series F medium-term notes under the Senior Debt Indenture.  The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution,” will constitute a single series under the Senior Debt Indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional notes with the same terms as previous issuances of notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

Notes issued under the Senior Debt Indenture will rank on par with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

The notes will not pay interest and do not guarantee any return of principal at, or prior to, maturity.  Instead, you will receive a payment in cash, the timing and amount of which will vary depending on the performance of the underlying index or indices, whether the notes are automatically called prior to maturity and whether the notes have a buffer and which will be calculated in accordance with the applicable formula set forth below under “—Review Notes Linked to a Single Index—Payment at Maturity” or “—Review Notes Linked to the Lesser Performing Index—Payment at Maturity.”

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement.  The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant pricing supplement.  The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “—Forms of Notes” in this product supplement and “Forms of Securities—Global Securities” in the accompanying prospectus.

The specific terms of the notes will be described in the applicable pricing supplement accompanying this product supplement.  The terms described in that document supplement those described herein and in the accompanying prospectus.  If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus, the terms described in the applicable pricing supplement shall control.

Definitions.  We have defined some of the terms that we use frequently in this product supplement below:

“buffer amount” means the percentage decline from the initial index level to which the ending index level may decline before an investor loses any part of the principal amount of the notes.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“call level” means the respective minimum index closing level of an underlying index specified for each review date, which triggers an automatic call of the notes and payment of the applicable call premium.

“call premium” means the respective percentage of the $1,000 principal amount of notes specified for each review date in the applicable pricing supplement, which will be paid on the notes upon the automatic call of the notes.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“downside factor” means the factor specified in the applicable pricing supplement by which any percentage decline in the underlying index (or lesser performing index, if applicable) below the buffer amount is multiplied.

“ending index level” with respect to an issuance of notes will be the index closing level of an underlying index on the final review date, unless otherwise specified in the applicable pricing supplement.

“index business day” means, with respect to an underlying index, a day, as determined by the Calculation Agent, on which trading is generally conducted on each relevant exchange, other than a day on which trading on any relevant exchange is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing level” for an underlying index on any index business day will equal the closing level of such underlying index (or any successor index as defined under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) at the regular weekday close of trading on that index business day as it appears on the price source specified in the applicable pricing supplement.  In certain circumstances, the index closing level will be based on the alternate calculation of the underlying index described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“index return” for an underlying index is a fraction, the numerator of which will be its ending index level less its initial index level and the denominator of which will be its initial index level.  The index return for an underlying index is described by the following formula:

index return	=	ending index level − initial index level
initial index level

“index setting date” will be the pricing date, unless otherwise specified in the applicable pricing supplement.  If the index setting date specified in the applicable pricing supplement for determining the initial index level of an underlying index is a date other than the pricing date, and such index setting date is not an index business day with respect to that underlying index or there is a market disruption event with respect to such underlying index on such day, then the index setting date for that underlying index will be postponed to the next succeeding index business day with respect to such underlying index on which there is no market disruption event.

“initial index level” for an underlying index means the index closing level on the index setting date, as specified in the applicable pricing supplement.

“issue price” means the amount per note specified in the applicable pricing supplement and will equal the principal amount of each note, unless otherwise specified.

“lesser index return” means the lowest index return, which may be negative, of any index in the applicable group of indices.

“lesser performing index” means the index with the lesser index return, which may be negative, of the applicable group of indices on the final review date.

“market disruption event” means, with respect to an underlying index:

(i) the occurrence or existence of:

(a)      a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the level of such index (or the relevant successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b)      a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the level of such index (or the relevant successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c)      the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange-traded funds related to such index (or the relevant successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case, as determined by the Calculation Agent in its sole discretion; and

(ii)
a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the applicable issuance of notes.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in an underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such index shall be based on a comparison of (x) the portion of the value of such index attributable to that security relative to (y) the overall value of such index, in each case immediately before that suspension or limitation.

For purposes of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which exchange-traded funds related to an underlying index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if such day is not a business day or if the scheduled final review date is postponed in accordance with the following.  If the scheduled maturity date is not a business day, then the maturity date will be postponed to the next succeeding business day immediately following the scheduled maturity date.  If, due to a market disruption event or otherwise, the scheduled final review date is postponed so that it falls less than three scheduled trading days prior to the scheduled maturity date, the maturity date will be the third scheduled trading day following the final review date as postponed unless otherwise specified in the applicable pricing supplement.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of notes will be issued.

“payment at maturity” means the payment due at maturity with respect to each note, as described under “—Review Notes Linked to a Single Index—Payment at Maturity” and “—Review Notes Linked to the Lesser Performing Index—Payment at Maturity” below.

“price source” means the display page , or any successor page, specified in the applicable pricing supplement (e.g., Bloomberg or Reuters), which will be used by the Calculation Agent to determine the index closing level of an underlying index.  If such service or any successor service no longer displays the index closing level of an underlying index, then the Calculation Agent shall designate an alternate source of such index closing level, which shall be the publisher of such index, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index.

“pricing date” means the day when we price the notes for initial sale to the public.

“record date” for any interest payment date, if applicable, shall be:

(A) for any definitive registered note, the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable; and

(B) for any global registered note, the date one business day prior to such interest payment date; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

“relevant exchange” means, with respect to any underlying index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index, or any successor index, and (ii) any futures or options contracts related to such underlying index or to any security then included in such underlying index.

“review dates” mean the dates specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events and as described under “—Review Notes Linked to a Single Index—Payment Pursuant to Our Automatic Call” and “—Review Notes Linked to the Lesser Performing Index—Payment Pursuant to Our Automatic Call.”  The ending index level will be determined on the last review date, which we refer to as the “final review date.”

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), The NASDAQ Stock Market LLC (“NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying index” or “underlying indices” means the index or indices specified in the applicable pricing supplement, the performance of which underlies the notes.

“underlying index publisher” means the publisher of the applicable underlying index.

In this “Description of Review Notes,” references to an underlying index will include any successor index, unless the context requires otherwise.

References in this product supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

Other terms of the review notes are described in the following paragraphs.

Review Notes Linked to a Single Index

Payment Pursuant to Our Automatic Call

The notes will be automatically called and subject to mandatory redemption if the index closing level of the underlying index on any review date is greater than or equal to the call level for that review date specified in the applicable pricing supplement.  If the notes are called, for every $1,000 principal amount, you will receive $1,000 plus the call premium amount applicable to the review date on which the notes are called, which will be determined as follows:

If the notes are automatically called on a review date other than the final review date, we will redeem each note and pay the applicable call price on the sixth business day after the applicable review date, subject to postponement as described below.  If the notes are called on the final review date, we will redeem each note and pay the call price on the maturity date, subject to postponement as described below.

If a review date (including the final review date) is not an index business day or if there is a market disruption event on such day, the applicable review date will be the immediately succeeding index business day during which no market disruption event shall have occurred or is continuing; provided that the index closing level of the underlying index will not be determined on a date later than the tenth scheduled index business day after the scheduled review date, and if such date is not an index business day, or if there is a market disruption event on such date, the Calculation Agent will determine the index closing level of the underlying index on such date in accordance with the formula for and method of calculating the index closing level last in effect prior to commencement of the market disruption event (or prior to the non-index business day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-index business day) on such tenth scheduled index business day of each security most recently constituting the underlying index.

If, due to a market disruption event or otherwise, a review date (other than the final review date) is postponed so that it falls less than five scheduled trading days prior to the scheduled date for payment of the call price, the date on which the call price for such review date will be paid, if any, will be the fifth scheduled trading day following the review date as postponed.  We describe market disruption events under “—General Terms of the Notes—Definitions.”

Payment at Maturity

The maturity date for the notes will be specified in the applicable pricing supplement, and is subject to adjustment if such day is not a business day or if the final review date is postponed as described below.  We will also specify, if applicable, the buffer amount and downside factor in the applicable pricing supplement.

Notes Without a Buffer

•
For notes without a buffer, if the notes are not automatically called on or prior to maturity, you will, at maturity, lose 1% of the principal amount of your notes for every 1% that the underlying index declines below its initial index level as of the final review date.  Under these circumstances, your payment at maturity per $1,000 principal amount will be determined as follows:

•
In this scenario where the notes have not been called, the index return will be negative and the payment at maturity will be less than the $1,000 principal amount.  Accordingly, you will lose some or all of your investment at maturity.

Notes With a Buffer

•
For notes with a buffer, if the notes are not automatically called on or prior to maturity, your principal is protected against a decline in the underlying index up to the buffer amount.  If the underlying index’s ending index level declines from its initial index level and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

•
If the underlying index’s ending index level declines from its initial index level by more than the buffer amount, for every 1% decline of the underlying index below the buffer amount, you will lose an amount greater than 1% of the principal amount of your notes.  Under these circumstances, your payment at maturity per $1,000 principal amount will be determined as follows:

•
In this scenario where the notes have not been called, the sum of the index return and the buffer amount will be negative and the payment at maturity will be less than the $1,000 principal amount.  Accordingly, you will lose some or all of your investment at maturity.

If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a market disruption event or otherwise, the scheduled final review date is postponed so that it falls less than three scheduled trading days prior to the scheduled maturity date, the maturity date will be the third scheduled trading day following that final review date as postponed.  We describe market disruption events under “—General Terms of the Notes—Definitions.”

Review Notes Linked to the Lesser Performing Index

Payment Pursuant to Our Automatic Call

The notes will be automatically called and subject to mandatory redemption if on any review date the index closing levels of all underlying indices are greater than or equal to their respective call levels for that review date specified in the applicable pricing supplement.  If the notes are called, for every $1,000 principal amount, you will receive $1,000 plus the call premium amount applicable to the review date on which the notes are called, which will be determined as follows:

If the notes are automatically called on a review date other than the final review date, we will redeem each note and pay the applicable call price on the sixth business day after the applicable review date, subject to postponement as described below.  If the notes are called on the final review date, we will redeem each note and pay the call price on the maturity date, subject to postponement as described below.

If a review date (including the final review date) is not an index business day with respect to any underlying index in the applicable group of indices, or if there is a market disruption event with respect to any underlying index on such day, the applicable review date for the affected index will be the immediately succeeding index business day for such affected index during which no market disruption event for such affected index shall have occurred or is continuing; provided that the applicable index closing level for such affected index will not be determined on a date later than the tenth scheduled index business day for such affected index after the scheduled review date, and if such date is not an index business day for such affected index, or if there is a market disruption event for such affected index on such date, the Calculation Agent will determine the applicable index closing level for such affected index on such date in accordance with the formula for and method of calculating the index closing level for such affected index last in effect prior to commencement of the market disruption event (or prior to the non-index business day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-index business day) on such tenth scheduled index business day of each security most recently constituting such affected index.

If, due to a market disruption event or otherwise, a review date (other than the final review date) for any underlying index in the applicable group of indices is postponed so that it falls less than five scheduled trading days prior to the scheduled date for payment of the call price, the date on which the call price for such review date will be paid, if any, will be the fifth scheduled trading day following the review date for such underlying index as postponed.  For clarification, if, due to a market disruption event or otherwise, a review date (other than the final review date) for all underlying indices in the applicable group of indices is postponed so that such review date for all underlying indices falls less than five scheduled trading days prior to the scheduled date for payment of the call price, the call price, if any, will be paid on the fifth scheduled trading day following the later of the review dates as postponed.  We describe market disruption events under “—General Terms of the Notes—Definitions.”

Payment at Maturity

The maturity date for the notes will be specified in the applicable pricing supplement, and is subject to adjustment if such day is not a business day or if the final review date for any index in the applicable group of indices is postponed as described below.  We will also specify, if applicable, the buffer amount and downside factor in the applicable pricing supplement.

Notes Without a Buffer

•
For notes without a buffer, if the notes are not automatically called on or prior to maturity, you will lose 1% of the principal amount of your notes for every 1% that the lesser performing index declines below its initial index level as of the final review date.  Under these circumstances, your payment at maturity per $1,000 principal amount will be determined as follows:

•
In this scenario where the notes have not been called, the lesser index return will be negative and the payment at maturity will be less than the $1,000 principal amount.  Accordingly, you will lose some or all of your investment at maturity.

Notes With a Buffer

•
For notes with a buffer, if the notes are not automatically called on or prior to maturity, your principal is protected against a decline in the lesser performing index up to the buffer amount.  If the lesser performing index’s ending index level declines from its initial index level and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

•
If the lesser performing index’s ending index level declines from its initial index level by more than the buffer amount, for every 1% that the lesser performing index declines below the buffer amount, you will lose an amount greater than 1% of the principal amount of your notes.  Under these circumstances, your payment at maturity per $1,000 principal amount will be determined as follows:

•
In this scenario where the notes have not been called, the sum of the lesser index return and the buffer amount will be negative and the payment at maturity will be less than the $1,000 principal amount.  Accordingly, you will lose some or all of your investment at maturity.

If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the scheduled final review date for any underlying index in the applicable group of indices is postponed so that it falls less than three scheduled trading days prior to the scheduled maturity date, the maturity date will be the third scheduled trading day following the final review date for the affected index as postponed.  For clarification, if, due to a market disruption event or otherwise, the scheduled final review date for all underlying indices in the applicable group of indices is postponed so that the final review date for all underlying indices falls less than three scheduled trading days prior to the scheduled maturity date, the maturity date will be the third scheduled trading day following the later of the final review dates as postponed.  We describe market disruption events under “—General Terms of the Notes—Definitions.”

Trustee

The “Trustee” for each offering of notes issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.).

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of notes will be MS & Co.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement.

Calculation Agent and Calculations

Morgan Stanley & Co. LLC (“MS & Co.”) will act as the Calculation Agent.  The Calculation Agent will determine, among other things, the initial index level, the index closing level on each review date, whether the automatic call feature has triggered a mandatory redemption, the ending index level, the index return and the payment at maturity on the notes, if any.  In addition, the Calculation Agent will determine whether there has been a market disruption event or a discontinuation of the index and whether there has been a material change in the method of calculating the index.  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and on us.  We may appoint a different Calculation Agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

We will, or will cause the Calculation Agent to provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the amount to be paid at the payment date of the applicable call price, if the notes have been automatically called, or at maturity, if the notes have not been automatically called, on or prior to 10:30 a.m. (New York City time) on the trading day preceding such payment date of the applicable call price or the maturity date, as applicable (but if such trading day is not a business day, prior to the close of business on the business day preceding such payment date of the applicable call price or the maturity date, as applicable).

All calculations with respect to the initial index level, ending index level, index return and index closing level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes will be rounded to the nearest cent, with one-half cent rounded upward.

Alternate Exchange Calculation in the Case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such notes (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes.  That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final review date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Index; Alteration of Method of Calculation

If an index publisher discontinues publication of any underlying index and such index publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any index closing level will be determined by reference to the level of such successor index at the close of trading on the relevant exchange or market for such successor index on each relevant review date or other relevant date or dates as set forth in the applicable pricing supplement.

Upon any selection by the Calculation Agent of a successor index for any underlying index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to us and to DTC, as holder of the notes.  We expect that such notice will be made available to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If an index publisher discontinues publication of any underlying index prior to, and such discontinuation is continuing on, a review date or other relevant date as set forth in the applicable pricing supplement, and the Calculation Agent determines, in its sole discretion, that no successor index is available at such time, or the Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to and such discontinuation is continuing on, the review date or other relevant date, then the Calculation Agent will determine the index closing level for such affected underlying index for such review date or other relevant date.  The index closing level for such affected underlying index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such affected underlying index or its successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such review date or other relevant date of each security most recently composing such affected underlying index or its successor index, as applicable.  Notwithstanding these alternative arrangements, discontinuation of the publication of any underlying index may adversely affect the value of the notes.

If at any time the method of calculating any underlying index or its successor index, or the level thereof, is changed in a material respect, or if the underlying index or its successor index is in any other way modified so that such underlying index or its successor index does not, in the opinion of the Calculation Agent, fairly represent the level of such underlying index or its successor index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the index closing level for the underlying index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to such underlying index or its successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the index closing level with reference to such underlying index or its successor index, as adjusted.  Accordingly, if the method of calculating the underlying index or its successor index is modified so that the level of such underlying index or its successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the index), then the Calculation Agent will adjust its calculation of such underlying index or its successor index in order to arrive at a level of such underlying index or its successor index as if there had been no such modification (e.g., as if such split had not occurred).

Forms of Notes

As noted above, the notes are issued as part of our Series F medium-term note program.  We will issue notes only in fully registered form either as book-entry notes or as certificated notes.  References to “holders” mean those who own notes registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes.  For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes.  Except as set forth in the accompanying prospectus under “Forms of Securities — Global Securities,” you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the notes.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its  broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth under “Forms of Securities—The Depositary” in the accompanying prospectus.  The Depositary has confirmed to us, the agent and the Trustee that it intends to follow these procedures.

Certificated Notes.  If we issue notes in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the notes.  The person named in the note register will be considered the owner of the note for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of notes to vote on a proposed amendment to such notes, the person named in the note register will be asked to cast any vote regarding that issuance of notes.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note.  You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

New York Law to Govern.  The notes will be governed by, and construed in accordance with, the laws of the State of New York.

USE OF PROCEEDS AND HEDGING

The proceeds we receive from the sale of the notes will be used for general corporate purposes.  We will receive, in aggregate, the issue price per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the notes borne by you and described in the applicable pricing supplement comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the notes by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to take positions in the stocks constituting the underlying index or indices , in futures or options contracts on the underlying index or indices or its component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging.  Such purchase activity on or prior to the pricing date could potentially increase the value of the underlying index or indices on the pricing date, and, therefore, could increase the value at or above which the underlying index or indices must close on the final review date (if the notes are not called prior to maturity) so that you do not suffer a loss on your initial investment in the notes.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the notes, including on the review dates, by purchasing and selling the stocks constituting the underlying index or indices, futures or options contracts on the underlying index or indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the value of the underlying index or indices, and, therefore, adversely affect the value of the notes or the payment you will receive prior to or at maturity, if any.

REVIEW NOTES OFFERED ON A GLOBAL BASIS

If we offer the notes on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained in the accompanying prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis Through the Depositary —Tax Redemption” and “—Payment of Additional Amounts” will apply to notes offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which MS & Co., or any of its affiliates is a service provider or other party in interest, unless the notes are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers),

PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the notes.

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with “plan assets” of any Plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The notes are contractual financial instruments.  The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes.  The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any note to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the notes.

The discussion below assumes that the notes will not pay any stated interest.  The U.S. federal tax consequences of an investment in notes that provide for stated interest will be set forth in the applicable pricing supplement.

This discussion applies only to initial investors in the notes who:

•
purchase the notes at their “issue price,” which will equal the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a note is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	certain dealers and traders in securities or commodities;
•	investors holding the notes as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•	persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.  Persons considering the purchase of the notes should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific notes offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement and based on certain representations that will be confirmed at or prior to the pricing date with respect to each offering, under current law, each note should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the notes or instruments that are similar to the notes for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the treatment described herein.  Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the notes (including possible alternative treatments of the notes).  Unless otherwise stated, the following discussion is based on the treatment of each note as described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Notes

Tax Treatment Prior to Settlement.  Subject to the discussion below under “—Possible Taxable Events,” a U.S. Holder should not be required to recognize taxable income over the term of the notes prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis.  Subject to the discussion below under “—Possible Taxable Events,” a U.S. Holder’s tax basis in a note should equal the amount paid by the U.S. Holder to acquire the note.

Sale, Exchange or Settlement of the Notes.  Upon a sale, exchange or settlement of a note, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the note sold, exchanged or settled.  Subject to the discussions below regarding the possible application of Sections 1258 and 1260 of the Code and under “—Possible Taxable Events,” any gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year at the time of the sale, exchange or settlement, and short-term capital gain or loss otherwise.

Possible Taxable Events

In the event of a change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the discontinuance of an underlying index, the designation of a successor underlying index or other similar circumstances resulting in a material change to an underlying index or a component, it is possible that a note could be treated, in whole or in part, as terminated and reissued for U.S. federal income tax purposes.  In that case, a U.S. Holder might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the note.

Possible Application of Section 1258 of the Code

It is possible that an investment in the notes could be treated as a “conversion transaction” under Section 1258 of the Code.  A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment.  If an investment in the notes were treated as a conversion transaction, the gain from the sale, exchange or settlement of the notes would be treated as ordinary income to the extent of the “applicable imputed income amount.”  The applicable imputed income amount is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by the U.S. Holder to acquire the notes) for the period ending on the date of sale (including a deemed sale described above under “—Possible Taxable

Events”), exchange or settlement at a rate equal to 120 percent of the applicable federal rate.  Unless otherwise provided in the applicable pricing supplement, Section 1258 of the Code should not apply to the notes.  U.S. Holders should consult their tax advisers regarding the possible application of Section 1258 of the Code to the notes.

Possible Application of Section 1260 of the Code

If a note is linked to an equity interest in one of a specified list of entities (“Pass-Thru Entities”), including an exchange-traded fund or other regulated investment company, a real estate investment trust, a partnership or a PFIC, there is a substantial risk that an investment in the note will be treated as a “constructive ownership transaction,” as defined in Section 1260 of the Code.  If an investment in the note is treated as a constructive ownership transaction, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the note could be recharacterized as ordinary income (the “Recharacterized Gain”).  In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was outstanding.  The amount of the interest charge is determined by treating any Recharacterized Gain as having accrued such that the gain in each successive year is equal to the gain in the prior year increased by the applicable federal rate (determined as of the date of sale, exchange or settlement of the notes) during the term of the constructive ownership transaction.

The amount of the Recharacterized Gain (if any) that would be treated as ordinary income in respect of the note equals the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the note over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code).  If a U.S. Holder receives only a fixed upside payment at maturity, it is unclear to what extent any long-term capital gain of the U.S. Holder in respect of the note would be treated as Recharacterized Gain.  Under Section 1260 of the Code, the amount of net underlying long-term capital gain is treated as zero unless otherwise “established by clear and convincing evidence.”  Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel expects to be unable to opine as to whether or how Section 1260 of the Code applies to notes linked to Pass-Thru Entities.  U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the notes.

Possible Alternative Tax Treatments of an Investment in the Notes

Due to the absence of authorities that directly address the proper tax treatment of the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  The IRS could, for instance, seek to treat a note as a debt instrument.  The risk that buffered notes would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is higher than with non-buffered equity-linked notes.

If a note that matures (after taking into account the last possible date that the note could be outstanding under its terms) more than one year from its date of issuance were treated as a debt instrument, it would be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to a note, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the note every year at a “comparable yield” determined at the time of issuance of the note.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the note would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID, and as capital loss thereafter.

If a note that matures (after taking into account the last possible date that the note could be outstanding under its terms) one year or less from its date of issuance (a “Short-term note”) were treated as a debt instrument, the timing and character of income thereon would be significantly affected.  Among other things, gain realized by a U.S. Holder upon settlement of a Short-term note at maturity would be treated as ordinary income.  In addition, such a Short-term note would be treated as issued with OID.  Moreover, (1) gain recognized by a U.S. Holder upon the sale or other disposition of the Short-term note (other than at maturity) would be treated as ordinary income to the extent of any accrued OID, and (2) accrual-method U.S. Holders (and cash-method U.S. Holders that elect to apply an accrual method of tax accounting to the Short-term note) might be required to accrue into income OID over the term of the Short-term note before maturity.  However, the amount of accrued OID would be unclear because the amount payable at maturity of the Short-term note would not be known as of the issue date.

Even if the Contingent Debt Regulations or short-term debt treatment do not apply to the notes, other alternative U.S. federal income tax treatments of the notes are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the notes.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule (as discussed above under “—Possible Application of Section 1260 of the Code”).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the notes and the payment of proceeds from a sale, exchange or other disposition of the notes, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns may be filed with the IRS in connection with payments on the notes and the payment of proceeds from a sale, exchange or other disposition of the notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes.

Tax Treatment upon Sale, Exchange or Settlement of the Notes

Assuming the treatment of the notes as set forth above under “—General” is respected, and subject to the discussions below regarding backup withholding, the possible application of Section 871(m) of the Code and

FATCA, a Non-U.S. Holder of the notes will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions below regarding the possible application of Section 871(m) of the Code and FATCA, if all or any portion of a note were treated as a debt instrument, any payment made to a Non-U.S. Holder with respect to the note would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note (or a financial institution holding the note on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W-8, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Among the issues addressed in the notice is the degree, if any, to which any income with respect to these instruments should be subject to U.S. withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the notes, possibly on a retroactive basis.  Non-U.S. Holders should note that we currently do not intend to withhold on payments made with respect to the notes to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussions below regarding the possible application of Section 871(m) of the Code and FATCA).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the notes to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld.  Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including the possible implications of the notice referred to above.

Possible Application of Section 871(m) of the Code

Section 871(m) of the Code imposes a 30% withholding tax on certain “dividend equivalents” paid or deemed paid with respect to U.S. equities or equity indices under certain circumstances.  Future Treasury regulations interpreting Section 871(m) of the Code, when issued in final form, could treat Section 871(m) of the Code as applying to notes linked to U.S. equity indices offered under this product supplement, under certain circumstances.  Under any such regulations, withholding might be required during the term of a note, even though no payment is made on the note until maturity or earlier retirement and the note does not provide for any payment that is explicitly linked to a dividend.  Pursuant to published guidance from the U.S. Treasury Department and the IRS, any such final regulations are not expected to apply to notes issued prior to the date that is 90 days after the date on which the final regulations are published, although the occurrence of a taxable event (as discussed above under “—Tax Consequences to U.S. Holders—Possible Taxable Events”) may result in a loss of “grandfathered” status for such notes.  No assurance can be given as to whether or how Section 871(m) of the Code will be applied to notes linked to U.S. equity indices.  If withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.  Non-U.S. Holders should consult their tax advisers regarding the potential application of Section 871(m) of the Code to the notes.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the notes may be treated as U.S.-situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the notes.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the notes at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the notes.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Notes” will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or dividends or other U.S.-source “fixed or determinable annual or periodical” income.  If the notes were recharacterized as debt instruments, as described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Notes,” this legislation would apply to any payment of amounts treated as interest and, for dispositions after December 31, 2016, any payment of gross proceeds of the disposition (including upon retirement) of the notes.  Even if the notes are not recharacterized as debt instruments, FATCA may apply to payments of dividend equivalents under Section 871(m) of the Code, as described above under “—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code,” and, for dispositions after December 31, 2016, any payment of gross proceeds of the disposition (including upon retirement) of a note that gives rise to a dividend equivalent.  The withholding rule described in the prior sentence will generally apply only with respect to a note issued more than six months after the date on which the notes are first treated as giving rise to dividend equivalents.  If withholding applies to the notes, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the notes.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the notes as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent.”  We may also use other agents that will be named in the applicable pricing supplement.  The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase these notes.  We will have the sole right to accept offers to purchase these notes and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase notes.  We will pay the agent, in connection with sales of these notes resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the notes to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  The agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the notes it has purchased as principal to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  The agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange. The agent may make a market in the notes as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the notes.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.  When MS & Co. prices an offering of notes, it will determine the economic terms for such notes such that for each note the estimated value on the pricing date will be no lower than the predetermined minimum level set forth and described in the applicable pricing supplement.

The agent will conduct each offering of the notes in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the notes, the agent may offer and sell those notes in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this product supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the notes and may cease to make a market at any time without notice.

In order to facilitate the offering of the notes, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or of the individual stocks that constitute the underlying index or indices.  Specifically, the agent may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing notes in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the notes or the individual stocks that constitute the underlying index or indices.  Finally, in any offering of the notes through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the agent repurchases previously distributed notes to cover syndicate short positions or to stabilize the price of the notes.  Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the notes through the agent, we may issue other debt securities under the indenture referred to in this product supplement similar to those described in this product supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the notes offered under this product supplement.  The Euro medium-term notes may be offered concurrently with the offering of the notes, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of review notes.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of notes, we expect to deliver the notes against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of notes is more than three business days after the pricing date, purchasers who wish to trade notes more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Review Notes Offered on a Global Basis

If the applicable pricing supplement indicates that any of the notes will be offered on a global basis, those registered global notes will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those notes.

The agent has represented and agreed, and any other agent through which we may offer any review notes on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such notes, purchasers of any notes offered on a global basis may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the notes, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes.  We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

European Economic Area

None of this product supplement, any accompanying index supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below) as implemented in member states of the European Economic Area.  This product supplement, any accompanying index supplement and the accompanying prospectus have been prepared on the basis that all offers of the notes described herein made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the notes.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of notes to the public has been made or will be made in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such notes may be made to the public in that Relevant Member State at any time:

(1)      to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)      to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent, underwriter or dealer nominated by us for any such offer; or

(3)      in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (1) to (3) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The communication of this product supplement, any accompanying index supplement or the accompanying prospectus or any other documents or materials relating to the issue of the notes is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 49(2)(A) to (D) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”).  In the United Kingdom the notes are only available to, and any investment or investment activity to which this product supplement, any accompanying index supplement or the accompanying prospectus relates will be engaged in only with, relevant persons.  Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement or the accompanying prospectus or any of its or their contents.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”).  The notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

 None of the notes have been offered or sold or will be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance.  No person has issued or may issue or had or may have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Singapore

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, as amended (the “SFA”), by the Monetary Authority of Singapore and the notes will be offered pursuant to exemptions under the SFA.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.  Where notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an Institutional Investor or to a Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)  where no consideration is or will be given for the transfer;

(3)  where the transfer is by operation of law; or

(4) pursuant to Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

Switzerland

The notes may not be offered or sold, directly or indirectly, in or from Switzerland except in circumstances that will not result in the offer of the notes being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”). None of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to the notes constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO or a listing prospectus pursuant to the listing rules of SIX Swiss Exchange, and none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. The notes are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme. Therefore, investors do no benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.